UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12

Global Employment Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD July 22, 2009
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on July 22, 2009:

This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended January 4, 2009, including our consolidated financial statements, are available to you at www.gesnetwork.com/proxy.
To Our Stockholders:
You are cordially invited to attend the annual meeting of the stockholders of Global Employment Holdings, Inc., referred to herein as “Global” or “the Company” at the principal executive offices of Global at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado, at 10:30 a.m. (Denver, Colorado time) on Wednesday, July 22, 2009, or at any adjournment or postponement thereof, for the following purposes:
1. To elect four directors of Global;
2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Global’s independent public accountants for the fiscal year 2009;
3. To transact such other business as may properly come before the meeting.
Details relating to the above matters are set forth in the attached proxy statement. All of Global’s stockholders of record as of the close of business on June 1, 2009 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.
All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.
This board of directors intends to send these proxy materials to stockholders on or about June 12, 2009.

By Order of the Board of Directors
Howard Brill

President and Chief Executive Officer
June 12, 2009
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Proxy Solicitation
The board of directors of Global is soliciting proxies to be used at our annual meeting of stockholders to be held at 10:30 a.m. on Wednesday, July 22, 2009, at the principal executive offices of Global at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado. This proxy statement contains important information regarding Global’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.
The board of directors intends to send these proxy materials to stockholders on or about June 12, 2009.
Who Can Vote
Stockholders of record at the close of business on June 1, 2009, also referred to herein as the “record date”, may vote at the annual meeting. As of June 1, 2009, we had 10,555,010 issued and 10,548,330 outstanding shares of common stock, which were held by approximately 160 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the annual meeting.
How You Can Vote
You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.
Revocation of Proxies
You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:
•	by voting in person at the annual meeting;

•	by delivering to our corporate secretary, Steven List, a written notice of revocation dated after the proxy; or

•	by delivering another proxy dated after the previous proxy.
Required Votes
Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other proposals.

Voting Procedures
Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have the authority to vote your non-voted shares on certain routine matters, such as the election of directors and the ratification of auditors.
Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of Global common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.
Costs of Proxy Solicitation
Global will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees of Global, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. Global will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.
Admission to the Annual Meeting
If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the annual meeting without an admission ticket, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.
Stockholder List
A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our board of directors proposes that the four nominees described below, each of whom is currently serving as a member of our board of directors, be re-elected for a term ending on the date of our 2010 annual meeting and until his successor is duly elected and qualified. It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.
Each of the nominees has consented to serve as a director. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of director may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate. The term of our current directors expires at our 2009 annual meeting.
Information Concerning the Nominees for Election as Directors
Howard Brill became our president, chief executive officer and a director in March 2006. Mr. Brill is also the president, chief executive officer and a director of Global Employment Solutions, a subsidiary of Global Employment Holdings. Mr. Brill joined Global Employment Solutions as its vice president of operations in March 2000 and was named president and chief executive officer in August 2000. Prior to joining Global Employment Solutions, Mr. Brill held several sales and management positions with Roth Staffing Companies, Inc. and Norrell Corporation, both staffing companies, and MCI, Inc., a telecommunications company. Mr. Brill earned his B.B.A. in management from Hofstra University.
Richard Goldman became a director and a member of our audit and compensation committees in August 2006. In April 2008, Mr. Goldman became chairman of the audit committee. Mr. Goldman is the chief operating officer of Birkman International, Inc., a developer and distributor of personality assessment tests. Mr. Goldman has held this position since January 2006. He was a self-employed business consultant before assuming this role. From 2001 to 2004, Mr. Goldman was the chief executive officer of Centricon HR (formerly known as Talent Tree EmployHR Services), a human resources outsourcing firm. Prior to that, he was the interim chief executive officer of VisaNow.com, Inc., an internet-based immigration services firm. Mr. Goldman practiced law for 15 years, leaving a full partnership at the Dechert law firm in 1995 to hold several senior management positions at Gevity HR, Inc. (formerly known as Staff Leasing, Inc.), a professional employer organization, including co-chief executive officer and president. Mr. Goldman holds a B.A. from Princeton University and a J.D. from Stanford Law School.
Charles Gwirtsman became a director and the chairman of the board of directors in March 2006. He has served as a director of Global Employment Solutions since 1998 and as the chairman of its board of directors since 2001. Mr. Gwirtsman is also the chairman of our compensation committee and a member of our audit committee. Mr. Gwirtsman is a co-founder and managing director of KRG Capital Partners, LLC, a Denver-based private equity firm with $4.0 billion in cumulative invested capital and committed capital. KRG Capital is also a stockholder of Global Employment Holdings. Prior to founding KRG Capital in 1996, he served as a senior vice president with Fiduciary Capital Management Company, co-managing two mezzanine debt funds. Mr. Gwirtsman has also served as a corporate vice president with PaineWebber, Inc., in the private finance group, and as an investment banker at E.F. Hutton & Co. Currently, Mr. Gwirtsman is a director of KRG portfolio companies Marquette Transportation Company Holdings, LLC, Focus Group Holdings, Inc., UP Holdings, Inc. and Federal Flange Holding Company, Inc. Mr. Gwirtsman earned his B.A. degree in English from Columbia University and his M.B.A. degree in finance from the University of Denver.

Steven List became a director in March 2006 and our chief operating officer in March 2007. Mr. List served on our audit and compensation committees until his appointment as our chief operating officer. Before that, he served as the president of Celestial Seasonings, president of Hain Celestial Canada and executive vice president of The Hain Celestial Group, Inc., a manufacturer and marketer of natural and organic food and personal care products, until October 2006. Between October 2006 and March 2007, Mr. List was not employed. Mr. List started with The Hain Celestial Group in 1999. From 1996 to 1999, Mr. List served as finance director and director of financial reporting with the Shorewood Packaging Corporation, Inc. Mr. List started his career as an accountant with Deloitte & Touche LLP in Jericho, NY. Mr. List received a B.S. degree in accounting from the State University of New York at Binghamton. Mr. List is a certified public accountant licensed in New York (inactive).
Recommendation of the Board of Directors
Global’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The audit committee of our board of directors has appointed Ehrhardt Keefe Steiner & Hottman PC as the independent public accounting firm to audit our consolidated financial statements for the 2009 fiscal year ending January 3, 2010. Ehrhardt Keefe Steiner & Hottman PC has served as our independent public accounting firm since May 5, 2009. During the Company’s two most recent fiscal years and through May 5, 2009, the Company did not consult with Ehrhardt Keefe Steiner & Hottman PC regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the past two fiscal years, Ehrhardt Keefe Steiner & Hottman PC consulted with the Company’s management related to certain calculations and research and disclosures regarding: i) the Company’s quarterly and annual  income tax calculations and disclosures for external financial reporting purposes, ii) assistance in identifying the appropriate sources of technical accounting literature applicable to the Company’s specific transactions or circumstances, iii) certain assumptions and supporting calculations related to the Company’s employee stock options, non-employee warrant derivative liability, and earnings per share, and iv) the Company’s Forms 10-Q and Forms 10-K. During the two most recent fiscal years and through May 5, 2009, the Company has not consulted with Ehrhardt Keefe Steiner & Hottman PC regarding any matter that was either subject to a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. Please refer to “Independent Audit Fees and Related Matters” herein. Notwithstanding its selection, our audit committee, in its discretion, may appoint another independent public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of Global and its stockholders. If the appointment of Ehrhardt Keefe Steiner & Hottman PC is not ratified by our stockholders, the audit committee will consider whether it should appoint another independent public accounting firm. We expect that a representative of Ehrhardt Keefe Steiner & Hottman PC will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so.
Recommendation of the Board of Directors
Global’s board of directors recommends that you vote “FOR” the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as Global’s independent public accountants for the 2009 fiscal year ending January 3, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth as of June 1, 2009 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and named executive officers as a group.
Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of June 1, 2009, we had 10,555,010 issued and 10,548,330 outstanding shares of common stock. Unless otherwise indicated, the address of each individual named below is Global’s address, 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124.

	Securities beneficially owned
	Shares of
	common stock	Percentage of
	beneficially	common stock
Name of beneficial owner	owned	outstanding
Principal security holders:
Victory Park Credit Opportunities Master Fund, LTD(1)	1,279,465	12.13%
Howard Brill(2)	1,286,813	11.79%
Charles Gwirtsman(3)	1,403,093	13.21%

Directors and executive officers:
Howard Brill(2)	1,286,813	11.79%
Steven List(4)	302,044	2.81%
Dan Hollenbach(5)	218,230	2.05%
Luci Staller Altman(6)	50,612	* %
Richard Goldman(7)	88,247	* %
Charles Gwirtsman(3)	1,403,093	13.21%

All directors and executive officers as a group (six persons)	3,349,039	31.18%

*	Denotes less than 1%.

A stockholder may not convert the convertible notes and the convertible preferred stock to the extent such conversion would cause such stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes and convertible preferred stock which have not been converted.

(1)
Represents shares of common stock currently owned and outstanding. The security holder is the record holder of convertible notes and convertible preferred stock of which the (i) convertible notes are convertible into 3,397,901 shares of common stock and (ii) convertible preferred stock is convertible into 1,425,202 shares of common stock. Accordingly, based on the number of shares of common stock beneficially owned, the convertible notes and the convertible preferred stock cannot currently be converted for shares of common stock and consequently, the shares underlying them have not been included in the number of shares beneficially owned by the holder and other reporting persons. The address of the security holder is located at 227 W. Monroe Street, Suite 3900, Chicago, IL 60606.

(2)
Includes (i) 924,646 shares of common stock, and (iv) 362,167 shares of common stock issuable upon exercise of vested options. Mr. Brill is the holder of: (i) 12,771 shares of common stock issuable upon conversion of a convertible note, and (ii) 8,642 shares of common stock issuable upon conversion of preferred stock. Accordingly, based on the number of shares of common stock beneficially owned, the convertible notes and the convertible preferred stock cannot currently be converted for shares of common stock and consequently, the shares underlying them have not been included in the number of shares beneficially owned by the holder.

(3)
Includes (i) 5,005 shares of common stock directly owned by Mr. Gwirtsman, (ii) 3,754 shares owned by his spouse, (iii) 1,001 shares held by his spouse as custodian for his children, (iv) 104,447 shares owned by KRG Capital Management, L.P., of which Mr. Gwirtsman is a managing director, (v) 58,023 shares owned by KRG Colorado, LLC, of which Mr. Gwirtsman is a managing director, (vi) 29,385 shares owned by Capital Resources Growth, Inc., of which Mr. Gwirtsman is the president and sole shareholder, (vii) 1,131,404 owned by Gwirtsman Family Partners LLC, of which Mr. Gwirtsman is the managing member, and (x) 70,074 shares of common stock issuable upon exercise of vested options. For the securities owned by KRG Capital Management and KRG Colorado, Mr. Gwirtsman shares voting and investment power with the other managing directors thereof. Mr. Gwirtsman is the beneficial holder of: (i) 53,827 shares of common stock issuable upon conversion of a convertible note and (ii) 22,416 shares of common stock issuable upon conversion of preferred stock. Accordingly, based on the number of shares of common stock beneficially owned, the convertible notes and the convertible preferred stock cannot currently be converted for shares of common stock and consequently, the shares underlying them have not been included in the number of shares beneficially owned by the holder.

(4)
Includes (i) 114,796 shares of common stock (ii) 55,558 shares of common stock issuable upon conversion of preferred stock and (iii) 131,690 shares of common stock issuable upon exercise of vested options.

(5)
Includes (i) 100,403 shares of common stock, (ii) 11,111 shares of common stock issuable upon conversion of preferred stock and (iii) 106,716 shares of common stock issuable upon exercise of vested options.

(6)
Includes (i) 435 shares of common stock, (ii) 11,533 shares of common stock issuable upon conversion of a convertible note, and (iii) 38,644 shares of common stock issuable upon exercise of vested options.

(7)
Includes (i) 21,706 shares of common stock, (ii) 11,533 shares of common stock issuable upon conversion of a convertible note, and (iii) 55,008 shares of common stock issuable upon exercise of vested options.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement (other than as indicated):

Name	Age	Position
Howard Brill	38	President, chief executive officer and director
Steven List	39	Chief operating officer and director
Paige Burkes	41	Chief financial officer(1)
Dan Hollenbach	53	Chief financial officer(2)
Terry Koch	55	President of PEO services
Richard Goldman	53	Director
Charles Gwirtsman	55	Director

(1)	Effective July 4, 2009

(2)	Mr. Hollenbach’s employment will end effective July 3, 2009
Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders. Ms. Luci Staller Altman resigned from the board of directors effective June 10, 2009.
Biographies for the members of our current board of directors are set forth above. Biographies of our executive officers who are not members of our board of directors are provided below.
Paige Burkes will become our chief financial officer and principal financial and accounting officer effective July 4, 2009. She will also be the chief financial officer of Global Employment Solutions. From January 2008 to the present, Ms. Burkes has served as a contract chief financial officer for various companies in the Denver, Colorado metropolitan area. Ms. Burkes was employed by ENS, Inc., a subsidiary of NWH, Inc., a publically-held health care e-commerce company as senior vice president of finance from November 1999 to December 2007. Her responsibilities included all financial, treasury and human resource management. From July 1996 through October 1999, she pursued personal interests outside the business community. Ms. Burkes worked at Coopers & Lybrand, now PricewaterhouseCoopers, from May 1989 to April 1996, leaving as a business assurance manager. Ms. Burkes is a certified public accountant licensed in Colorado, a certified management accountant and she received her B.S. in accounting from Boston College.
Dan Hollenbach became our chief financial officer in March 2006 and his employment will end effective July 3, 2009. He is also the chief financial officer of Global Employment Solutions, a position he has held since October 2005. Mr. Hollenbach joined Global Employment Solutions in August 2004 as its vice president of finance. He has been in the temporary staffing business for 17 years. Between December 2003 and August 2004, Mr. Hollenbach worked for Resources Global Professionals, Inc., a professional consulting services company, where he led a team that developed and tested compliance under the Sarbanes-Oxley Act of a Fortune 500 company. From January 1991 to February 2004, with some overlap with his consulting work for Resources Global Professionals, he was the chief financial officer of Imprimis Group, Inc., a regional staffing firm in Texas. Mr. Hollenbach worked at Arthur Young, now Ernst & Young, between 1978 and 1986, leaving as a senior manager, and in the financial services industry between 1986 and 1991. Mr. Hollenbach is a certified public accountant licensed in Texas and he received his B.B.A. in accounting from Texas Tech University.

Terry Koch was appointed to the position of president of our Professional Employer Organization (“PEO”) services segment in January 2007; working through our subsidiary Global Employment Solutions PEO, Inc. (“GES PEO”). Mr. Koch joined GES PEO in 2001 as its chief financial officer and chief operating officer. In those roles, Mr. Koch was directly responsible for oversight management of all accounting, finance, credit and payroll operations as well as benefit administration and IT functions. Mr. Koch has over 17 years of experience in the PEO industry. Between 1991 and 2001, he held positions with TeamStaff, Inc., a PEO, first as the chief financial and chief operating officer and then, following a sale of TeamStaff, as the vice president of administration. Prior to joining the PEO services industry, Mr. Koch held several management and financial positions in other industries. Mr. Koch was the vice president of finance for Skyway Corporation, Inc., a multi-state general contracting and commercial roofing company, between 1988 and 1991. Before that, he was the controller of Federal Construction Company, Inc., a construction management and general contracting company, which position he started in 1986. Between 1984 and 1986, Mr. Koch was a business manager of Westinghouse Broadcasting and Cable, Inc. Mr. Koch started his career in 1982 as an audit senior with Arthur Young and Company, now named Ernst & Young. Mr. Koch received a B.S. degree in business administration from East Tennessee State University and also holds a B.A. degree in accounting from the University of South Florida. Mr. Koch is a certified public accountant licensed in the state of Florida.
Compensation of Directors
The table below sets forth the compensation earned by our non-employee directors during the 2008 fiscal year. There was no non-equity incentive plan compensation, stock awards, change in pension value or any non-qualifying deferred compensation earnings during the 2008 fiscal year. All amounts are in dollars.

			All other
Name	Fee earned	Option awards (1)	Compensation (2)		Total
Luci Staller Altman (4)	$22,250	38,171	3,285		$63,706
Richard Goldman	$26,000	53,960	3,285		$83,245
Charles Gwirtsman	$21,000	69,766	10,593	(3)	$101,359
Jay Wells (5)	$5,000	12,829	—		$17,829

(1)
Consists of awards of stock option under our 2006 Stock Plan. The amounts reported reflect the amounts we recognized as stock based compensation expense during the 2008 fiscal year in accordance with the provisions of revised Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, as more fully discussed in Note K in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended January 4, 2009. Option awards outstanding are summarized below.

(2)	Represents amount reimbursed to the directors, grossed up for taxes, related to original issue discount interest income incurred on the convertible notes owned by each and reported to each for 2008.

(3)	Paid to Gwirtsman Family Partners, LLC or Capital Resources Growth., Inc. of which Mr. Gwirtsman is the managing member and president and sole shareholder, respectively.

(4)	Ms. Altman resigned from the board of directors effective June 10, 2009.

(5)	Mr. Wells resigned from the board of directors effective April 16, 2008.
We reimburse the members of our board of directors for reasonable expenses in connection with their attendance at board and committee meetings. Through March 2008, non-employee directors received an annual retainer of $10,000 as compensation for service on our board of directors, plus $5,000 annually for each committee on which a non-employee director serves. The chairperson of the audit committee receives an additional annual fee of $5,000 in consideration for acting in that position. Effective April 2008, non-employee directors receive an annual retainer of $13,000, plus $5,000 annually for each committee on which a non-employee director serves. The annual fees are paid in equal quarterly installments. Mr. Gwirtsman waived his fee related to his role as chairman of the board. In addition, our directors are eligible to receive stock option grants and stock grants under our 2006 Stock Plan as remuneration for their service on our board of directors.

The compensation committee of our board of directors has awarded nonstatutory stock options to our non-employee directors under our 2006 Stock Plan. The options expire on various dates from February 14, 2017 to December 4, 2018. The stock options are exercisable into one share of our common stock at a range of exercise prices of $0.30 to $3.00. The term of the options is 10 years. No options have been exercised through April 30, 2009. See “Executive Compensation — Grants of plan based awards and our management equity plan” for a description of the other terms of the options. The compensation committee made the awards based on the individual director’s responsibilities in their different roles of our board of directors:

	Number of	Total
Name	options	Vested
Luci Staller Altman (1)	117,828	38,644
Richard Goldman	147,670	55,008
Charles Gwirtsman	170,117	70,074
Jay Wells (2)	24,500	24,500

(1)	Ms. Altman resigned effective June 10, 2009.
(2)
The total represents vested options which remain outstanding. In conjunction with Mr. Wells’ resignation, he forfeited 32,250 options. The compensation committee extended the period under which he could exercise his vested options until April 16, 2010.

Executive Compensation
Executive compensation for fiscal 2008
The compensation earned by our executive officers for fiscal 2008 consisted primarily of base salary and long-term incentive compensation consisting of awards of stock option grants.
Compensation Deductibility Policy
Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to our chief executive officer or any of our four most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals, and the compensation committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). Our compensation committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers. Our board of directors and the compensation committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the compensation committee’s efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.
Summary compensation table
The table below sets forth, for the 2008 and 2007 fiscal years, the compensation earned by our chief executive officer, chief operating officer and chief financial officer. There was no non-equity incentive plan compensation, stock awards, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2008 or 2007. The amounts in the table are in dollars.

Name and				Option	Other
principal position	Year	Salary	Bonus	Awards (4)	compensation		Total
Howard Brill	2008	$460,385	—	366,124	79,721	(1)(2)	$906,230
(Chief executive officer)	2007	$404,038	215,000	801,430	79,298	(1)(2)	$1,499,766
Steven List (3)	2008	$336,500	—	171,234	—		$507,734
(Chief operating officer)	2007	$241,250	67,705	158,546	5,996	(1)	$473,497
Dan Hollenbach	2008	$207,076	—	109,373	11,088	(2)	$327,537
(Chief financial officer)	2007	$199,039	25,000	163,929	8,551	(1)(2)	$396,519

(1)
Represents amount reimbursed to the officers for 2008 and 2007, grossed up for taxes, related to original issue discount interest income incurred on the convertible notes owned by and reported to each. Mr. Brill, $61,721 and $62,798, respectively; Mr. List, $5,996 in 2007; and Mr. Hollenbach, $1,159 in 2007.

(2)
Consists of automobile lease payments or automobile allowance: in Mr. Brill’s case, an aggregate of $18,000 in 2008 and $16,500 in 2007 for automobile lease payments or automobile allowance, and in Mr. Hollenbach’s case, an aggregate of $11,088 in 2008 and $7,392 in 2007 for automobile lease payments.

(3)	Mr. List became our chief operating officer in March 2007.

(4)
Consists of awards of stock option under our 2006 Stock Plan. The amounts reported reflect the amounts we recognized as stock based compensation expense during the 2008 fiscal year in accordance with the provisions of revised Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, as more fully discussed in Note K in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended January 4, 2009.

Employment Contracts, Termination of Employment and Change in Control
We have entered into employment agreements with some of our executive officers as described below.
Howard Brill — President and chief executive officer
Mr. Brill’s employment agreement was effective as of March 31, 2006 and continues until March 31, 2010 or his death, disability, dismissal (for or without cause), or resignation. The agreement may be extended for an additional 12 month period. His current annual base salary is $475,000 (no increase over 2008) and he is eligible for an annual bonus tied to Global Employment Solutions’ meeting certain EBITDA targets and performance criteria for Mr. Brill established by our compensation committee. Our compensation committee reviews and may increase Mr. Brill’s base salary and bonus, but not lower them. Mr. Brill is also entitled to a monthly car allowance of $1,500. No bonuses were paid to Mr. Brill for 2008.
The employment agreement provides that if Mr. Brill is terminated without cause or if Mr. Brill terminates the agreement for good reason, including a sale of the Company that results in the termination of Mr. Brill’s employment or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard form release agreement, to a severance payment, payable within five days of termination, in the amount of two times Mr. Brill’s annual base salary, plus an amount equal to the bonus paid for the previous fiscal year. Mr. Brill will also receive health insurance benefits under our health insurance plan for a period of 12 months, or 18 months if Mr. Brill’s termination resulted from a sale of the Company, following termination. A sale of the Company includes an acquisition of at least a majority of our or Global Employment Solutions’ outstanding voting securities, a sale of substantially all of our or Global Employment Solutions’ assets, or the merger of the Company or Global Employment Solutions into another entity by which the Company or Global Employment Solutions is not the surviving entity. However, any transaction with Global Employment Solutions and its shareholders and their respective affiliates or subsidiaries shall not be deemed a sale of the Company. Assuming that a triggering event occurred on January 4, 2009, we would have paid Mr. Brill, within five days thereof, an aggregate of $1,165,000, consisting of $950,000 in base salary (based on his base salary as of that date) and $215,000 in bonuses. In addition, Mr. Brill would be entitled to receive health insurance benefits for a period of 12 or 18 months thereafter, a benefit valued at $22,332 and $33,498, respectively.
Mr. Brill’s employment agreement, as well as a noncompetition agreement entered into in connection with our March 31, 2006 recapitalization, contain customary non-disclosure, non-solicitation and noncompetition provisions.
Steven List — Chief operating officer
Mr. List’s employment agreement was effective as of March 14, 2007 and continues until March 14, 2010 or his death, disability, dismissal (for or without cause), or resignation. The agreement may be extended for an additional 12 month period. His current annual base salary is $341,250 (no increase over 2008) and he is eligible for an annual bonus equal of up to 50% of his annual salary tied to his meeting certain performance criteria established by our compensation committee and to Global Employment Solutions’ meeting certain EBITDA targets established by our compensation committee. Our compensation committee reviews and may increase Mr. List’s base salary and bonus, but not lower them. No bonuses were paid to Mr. List for 2008.
The employment agreement provides that if Mr. List’s employment is terminated without cause he will be entitled to severance payments equal to one year of his base salary payable in accordance with the Company’s regular payroll practice, health insurance benefits under our health insurance plan for up to one year and an amount equal to the bonus paid for the previous fiscal year. If Mr. List’s employment is terminated as a result of a sale of the Company or if he terminates his employment as a result of a material adverse change in his duties and responsibilities following a sale of the Company, he will be entitled to severance payments equal to 18 months of his base salary payable in accordance with our regular payroll practice, health insurance benefits under our health insurance plan for 18 months and an amount equal to his prior year’s paid bonus. A sale of the Company includes an acquisition of at least a majority of our or Global Employment Solutions’ outstanding voting securities, a sale of substantially all of our or Global Employment Solutions’ assets, or the merger of the Company or Global Employment Solutions into another entity by which the Company or Global Employment Solutions is not the surviving entity. However, any transaction with Global Employment Solutions and its shareholders and their respective affiliates or subsidiaries shall not be deemed a sale of the Company. In the event that Mr. List resigns within 30 days of being asked to report to someone other than Mr. Brill, he will be entitled to severance payments equal to one year of base salary, payable in accordance with our regular payroll practice. In the event that Mr. List resigns within 30 days of being required to relocate more than 50 miles from our current headquarters, he will be entitled to severance payments equal to one year of his base salary, payable in accordance with our regular payroll practice.

Assuming that a triggering event occurred on January 4, 2009, we would have paid Mr. List $67,705 in bonuses, within five days thereof, and $341,250 or $511,875 in base salary depending on the type of triggering event, in accordance with our regular payroll practices. In addition, Mr. List would be entitled to receive health insurance benefits for a period of 12 or 18 months thereafter, a benefit valued at $22,332 and $33,498, respectively.

Mr. List’s employment agreement, as well as a noncompetition agreement entered into in connection with his becoming our chief operating officer in 2007, contain customary non-disclosure, non-solicitation and non-competition provisions.
Paige Burkes — Chief financial officer and principal accounting officer
Paige Burkes will become our chief financial officer and principal financial and accounting officer effective July 4, 2009. She will also be the chief financial officer of Global Employment Solutions.
Her current annual base salary is $165,000 and she is eligible in her first year of employment for an annual bonus of up to $40,000 ($10,000 of which will be guaranteed) tied to Global Employment Solutions’ meeting certain EBITDA targets and performance criteria for Ms. Burkes established by our compensation committee, both of which will be prorated for time worked between her start date and December 31, 2009. Ms. Burkes is entitled to a monthly car allowance of $400 and a relocation allowance of up to $10,000, subject to certain restrictions. On June 8, 2009 in connection with retaining Ms. Burkes, our compensation committee awarded her 25,000 options to purchase common stock under Global’s 2006 Stock Option Plan. Each stock option is exercisable into one share of Global’s common stock at an exercise price of $0.75. The term of the options is 10 years and 1/3 of the options vest on each anniversary of her start date. She is eligible to receive an additional grant of 25,000 stock options after she has completed six months of continuous employment with Global.
Ms. Burkes’ employment agreement provides that if her employment is terminated without cause, except in the case of a sale of the Company, she will be entitled, after execution of our standard form release agreement, to severance payments of equal to up to three months of base salary payable upon termination. In the case of a sale of the Company that results in the termination of Ms. Burkes’ employment or a material adverse change in her duties and responsibilities, she will be entitled, after execution of our standard form release agreement, to severance payments equal to up to six months of base salary payable over a one year period following her termination.
Ms. Burkes’ employment agreement contains a noncompetition agreement as well as customary non-disclosure, non-solicitation and non-competition provisions.
Dan Hollenbach — Chief financial officer and principal accounting officer
Mr. Hollenbach’s employment agreement was effective as of March 31, 2006 and will end effective July 3, 2009. His current annual base salary is $210,000 (no increase over 2008). Mr. Hollenbach is entitled to a monthly car allowance of up to $1,000. No bonuses were paid to Mr. Hollenbach for 2008.
Mr. Hollenbach’s employment agreement, as well as a noncompetition agreement entered into in connection with the recapitalization in 2006, contain customary non-disclosure, non-solicitation and non-competition provisions.
Severance benefits and terms of our standard form release agreement
Several of our executive officers are entitled to severance benefits pursuant to their employment agreements with us. Pursuant to such agreements, generally, upon the officer’s involuntary termination other than for cause, gross misconduct (each as defined in the agreements) or long-term disability and upon our acceptance of an executed separation agreement and general release, the officer is entitled to the following severance benefits:

Name	Benefit (base pay)
Howard Brill	Two years’ base salary and bonus equal to the amount paid for the previous year
Steven List	One year base salary(1) and bonus equal to the amount paid for the previous year
Paige Burkes	Up to three months(2) base salary

(1)	Eighteen months upon the sale of the Company.

(2)	Up to six months upon the sale of Global Employment Solutions.
Execution of our standard form of separation agreement and general release is a condition to a former employee’s receiving severance benefits. The form agreement contains, among other things, standard non-disparagement and confidentiality obligations, a no-admission clause and a release of Global and its affiliates from claims. The terms of the form agreements may be waived in writing by the parties thereto.

Grants of plan-based awards and our management equity plan
Our stockholders approved our 2006 Stock Plan at a special meeting of stockholders in November 2006. Our compensation committee administers the plan. Under our 2006 Stock Plan, the compensation committee in its sole discretion may award stock options or stock grants to our employees, directors and consultants as remuneration for services rendered. As of April 30, 2009, we have an aggregate of seven executive officers and directors, and approximately 200 employees who are eligible to receive awards under the 2006 Stock Plan. Currently, we have reserved a total of 4,807,000 shares of common stock for issuance under the plan, of which 4,051,000 shares may only be granted to employees, officers and consultants and 756,000 shares may only be granted to our non-employee directors.
The compensation committee may grant two types of options: (i) options qualifying as “incentive stock options” under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision, and designated as such by the compensation committee, also referred to herein as “ISOs,” or (ii) nonstatutory options. ISOs may be granted only to employees. To the extent required by Section 422(d) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price per share under each option will be determined by the compensation committee. In addition, the exercise price of ISOs will be determined in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended. In general, the compensation committee will determine the term of options, which may not exceed 10 years. However, ISOs granted to a person considered to own more than 10% of the total combined voting power of Global’s outstanding stock, or the stock of any of Global’s affiliates, will expire five years from the grant date. Unless otherwise specified in an option agreement, options will vest and become exercisable on the following schedule: 1/3 on the first annual anniversary of the grant date, 1/3 on the second anniversary of the grant date and 1/3 on the third anniversary of the grant date. If an option holder is terminated from his or her employment with, or a director or consultant no longer provides services to, Global or its subsidiaries for cause, all options held by that person (whether vested or unvested) shall automatically terminate and be cancelled. If the termination occurs by reason of disability or death, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable for a period of one year following such date. If termination occurs for any other reason, all unvested options shall automatically terminate and be cancelled, and options that have vested prior to such date shall remain exercisable for a period of 90 days following such date. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock, such shares shall again be available for issuance under the 2006 Stock Plan.
The compensation committee may also grant awards of common stock under the 2006 Stock Plan. The stock grants may be made with or without a purchase price, which price would be set by the compensation committee. The shares issued pursuant to a stock grant may be subject to vesting and transfer restrictions set by the committee. The compensation committee may also impose other conditions on stock grants. The purchase price, if any, for the shares issued pursuant to a stock grant must be paid in cash.
The purposes of the awards are to: (i) promote the interests of Global and its stockholders by strengthening Global’s ability to attract, motivate and retain employees, officers, consultants and members of the board of directors; (ii) furnish incentives to individuals chosen to receive awards of Global common stock under the plan because they are considered capable of responding by improving operations and increasing profits or otherwise adding value to Global; and (iii) provide a means to encourage stock ownership and proprietary interest in Global to valued employees, members of the board of directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of our business largely depend.
As of April 30, 2009, our compensation committee has awarded an aggregate of 3,017,285 stock options to our employees, officers and directors under our 2006 Stock Plan. The stock options are exercisable into one share of our common stock at a range of exercise prices of $0.23 to $3.00. The term of the options is 10 years.
In order to assist in achieving the objectives of the 2006 Stock Plan, on August 16, 2007, the compensation committee adjusted the exercise price on all grants issued prior to August 16, 2007 for thirty-four employed officers and employees as well as four serving non-employee directors to $3.00, the closing quoted market price on August 16, 2007 from the original exercise price of $5.00. All other provisions of the grants remain unchanged.
No options have been exercised as of April 30, 2009. Stock option activity and other information is discussed more fully in Note K in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended January 4, 2009.

The table below provides information regarding outstanding stock options held by the named executive officers as of January 4, 2009:
Outstanding Equity Awards at Fiscal Year End

	Total	Number of	Number of
	Number of	Securities	Securities
	Securities	Underlying	Underlying	Option	Option
	Underlying	Unexercisable	Exercisable	Exercise	Expiration
Name	Options	Options	Options	Price	Date
Howard Brill	262,500	—	262,500	$3.00	2/14/2017
	149,000	99,333	49,667	$3.00	8/16/2017
	150,000	100,000	50,000	$1.75	4/3/2018
	251,416	251,416	—	$0.30	12/4/2018

Steven List (1)	12,323	—	12,323	$3.00	2/14/2017
	100,000	33,333	66,667	$3.00	3/14/2017
	68,100	45,400	22,700	$3.00	8/16/2017
	90,000	60,000	30,000	$1.75	4/3/2018
	150,849	150,849	—	$0.30	12/4/2018

Dan Hollenbach	72,916	—	72,916	$3.00	2/14/2017
	41,400	27,600	13,800	$3.00	8/16/2017
	60,000	40,000	20,000	$1.75	4/3/2018
	80,453	80,453	—	$0.30	12/4/2018

(1)
In February 2007, our compensation committee awarded Mr. List 34,125 options in his capacity as one of our directors. Upon his becoming our chief operating officer and in connection with awarding him 100,000 stock options, we agreed to accelerate the vesting of 948 options granted on February 14, 2007, the pro rata share of the 34,125 aggregate amount of the options that would have vested between February 14, 2007 and March 13, 2007. Mr. List retained the 11,375 stock options that vested upon grant and agreed to forfeit the remaining 21,802 options he received as a director on February 14, 2007.

The options expiring in February 2017 vested and became exercisable 1/3 upon issuance, 1/3 on the first anniversary of the grant date and 1/3 on the second anniversary of the grant date. All other options vest and become exercisable on the following schedule: 1/3 on the first anniversary of the grant date, 1/3 on the second anniversary of the grant date and 1/3 on the third anniversary of the grant date.

Securities authorized for issuance under equity compensation plans
The table below sets forth, as of January 4, 2009, information about our common stock that may be issued upon the exercise of options under our 2006 Stock Plan.

Number of
securities
remaining
	Number of		available for
	securities to	Weighted	future issuance
	be issued	average	under equity
	upon	exercise	compensation
	exercise of	price of	plans	Total of
	outstanding	outstanding	(excluding	securities
	options,	options,	securities	reflected in
	warrants	warrants	reflected in	columns
	and rights	and rights	column (a))	(a) and (c)
Plan category	(a)	(b)	(c)	(d)
Equity compensation plans approved by security holders	3,026,951	$1.88	1,780,049	4,807,000
Equity compensation plans not approved by security holders	—	—	—	—

TOTAL	3,026,951	$1.88	1,780,049	4,807,000

Subsequent to January 4, 2009, 30,000 options were issued at an exercise price of $ 0.60 and 39,666 options held by employees were forfeited.
The Board of Directors and Committees Thereof
Our board of directors conducts its business through meetings and through its committees. Our board of directors held ten meetings in 2008. All directors attended all of the meetings held by the board of directors and by the committees of the board of directors on which they served.
Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.
Affirmative determinations regarding director independence and other matters
Our board of directors follows the standards of independence established under the NASDAQ rules in determining if directors are independent and has determined that each of the following directors is an “independent director” under those rules: Luci Staller Altman, until her resignation, Richard Goldman, Charles Gwirtsman, and, until his resignation, Jay Wells. In this proxy statement the directors who have been affirmatively determined by the board of directors to be “independent directors” under this rule are referred to individually as an “independent director” and collectively as the “independent directors.” Our board of directors also has determined that each member of the two committees of the board of directors meets the independence requirements applicable to those committees prescribed by the NASDAQ rules and the SEC.
No independent director receives, or has received, any fees or compensation from the Company other than compensation received in his or her capacity as a director except as discussed in Transactions with Related Persons and Review, Approval or Ratification of Transactions with Related Persons on page 16. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.
Committees of the board of directors
Pursuant to our bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors has established an audit committee and a compensation committee. The membership and function of the committees are described below.

Audit committee
The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. It oversees the audit efforts of our independent auditors and reviews their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also takes those actions as it deems necessary to insure that the accountants are independent of management. The audit committee currently consists of Richard Goldman and Charles Gwirtsman, each a non-employee member of our board of directors. Ms. Altman was a non-employee member until her resignation. Richard Goldman serves as chairman of audit committee and he qualifies as an audit committee financial expert under SEC rules. We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the NASDAQ rules. Our audit committee held eight meetings in 2008. The audit committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.gesnetwork.com under “Investor Relations” and “Corporate Governance.”
Compensation committee
The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews the Company’s compensation and benefit philosophy, plans and programs on an as-needed basis. The current members of the compensation committee are Richard Goldman and Charles Gwirtsman, each a non-employee member of our board of directors. Ms. Altman was a non-employee member until her resignation. Mr. Gwirtsman is the chairman of the compensation committee. Our compensation committee held five meetings in 2008. The compensation committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.gesnetwork.com under “Investor Relations” and “Corporate Governance.”
The compensation committee makes all final decision on executive compensation but seeks the advice of our chief executive officer on such matters. Our chief executive officer makes recommendations to the committee about the compensation levels for other executive officers. Furthermore, the committee may delegate limited powers to our chief executive officer in this respect. For example, after having determined the aggregate amount of options to issue in 2008, the committee delegated to our chief executive officer the power to determine which employees, other than executive officers, would receive such options and in what amount.
The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officers.
Compensation committee interlocks and insider participation
The current members of the compensation committee are Richard Goldman and Charles Gwirtsman. None of the members is or has been a Company officer or employee. None of our executive officers currently serves or has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officer serves or served as one of our directors or on our compensation committee.
Communications with the board of directors
Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors, Global Employment Holdings, Inc., 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.
Nomination of directors
Our board of directors has not established a nominating committee because the board believes that it is unnecessary in light of the board’s small size. In the event that vacancies on our board of directors arise, the board considers potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information — Next Annual meeting of Stockholders” in this proxy statement to our corporate secretary, Global Employment Holdings, Inc., 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary. The board considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2009 annual meeting. We did not receive any other director nominations. Other than Mr. Brill and Mr. List, we believe that all members of our board of directors meet the criteria for independence under the NASDAQ rules.

Code of conduct
Our board of directors has adopted a code of conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct codifies the business and ethical principles that govern all aspects of our business. A copy of our code of conduct is available on our website at www.gesnetwork.com under “Investor Relations” and “Corporate Governance.” We undertake to provide a copy of our code of conduct to any person, at no charge, upon a written request. All written requests should be directed to: Global Employment Holdings, Inc., 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary.
TRANSACTIONS WITH RELATED PERSONS AND REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Transactions with related persons
The table below sets forth the names of our directors and executive officers who own(ed) our convertible notes (“notes”), each person’s relationship to us, the principal amount of convertible notes owned, and the amount of interest earned by each such person as of January 4, 2009. The convertible notes bear interest at 8%, payable in arrears on the first day of each January, April, July and October. We did not pay any principal on any of our convertible notes during fiscal 2008.

		Principal
Name	Relationship	Amount		Interest Earned
Howard Brill	President, chief executive officer and director	$56,193	(1)	$65,650
Luci Staller Altman (4)	Director	$50,747		$4,629
Richard Goldman	Director	$50,747		$4,629
Charles Gwirtsman	Director	$236,837	(2)	$11,637	(3)

(1)	Mr. Brill sold $950,000 face value of convertible notes plus accrued interest on December 10, 2008.

(2)
$115,000 held by Gwirtsman Family Partners, LLC of which Mr. Gwirtsman is the managing member, and $121,837 held by Capital Resources Growth, Inc. (purchased on September 30, 2008) of which Mr. Gwirtsman is the president and sole shareholder.

(3)	Earned by Gwirtsman Family Partners, LLC and Capital Resources Growth, Inc.

(4)	Ms. Altman resigned effective June 10, 2009.
In April 2008, in consideration for the signing of a new subordination agreement by the holders of the convertible notes with Wells Fargo Bank, N.A. (“Wells Fargo”) with respect to the new senior credit facility, we entered into an Agreement to Enter into a New Subordination Agreement (“Agreement”) with all of the holders of our convertible notes. Under this agreement, we agreed to make, and made, an offer to repurchase, pro rata from the holders, on or before May 9, 2008 at least $3,000,000 aggregate principal amount of convertible notes at a price equal to 95% of the principal amount thereof plus interest accrued through the repurchase date. Each holder wishing to sell convertible notes delivered a completed Repurchase Election Form to us. To the extent that a holder elected to have less than its pro rata share of convertible notes repurchased, other holders elected to have us purchase such amounts from them on a pro rata basis. Accordingly, we repurchased an aggregate principal amount of $3,000,000 of convertible notes on May 9, 2008 for $2,850,000 plus accrued interest, including $157,000 of convertible notes from certain officers and directors.

In June and July of 2008, certain officers and employees, and a director, purchased 972.63 shares of our Series A convertible preferred stock (“preferred stock”) from another holder. In December 2008, Mr. Brill sold 440 shares to another investor. The table below sets forth the names of our directors and executive officers who own preferred stock, each person’s relationship to us and the number of shares owned as of January 4, 2009. If not previously converted, the preferred stock is subject to mandatory redemption on March 31, 2013 at the face amount plus a premium calculated at an annual rate of 8% (as adjusted) from issuance to maturity.

Name	Relationship	Shares
Howard Brill	President, chief executive officer and director	28.00
Steve List	Chief operating officer and director	180.00
Dan Hollenbach	Chief financial officer	36.00
Terry Koch	President of PEO services	36.00
Charles Gwirtsman	Director	72.63
We have entered into indemnification agreements with members of our management and our directors.
On April 29, 2009, we amended our Credit and Security Agreement; dated as of April 29, 2008, as previously amended, with Wells Fargo Bank to, among other things, obtain an additional term advance loan from Wells Fargo Bank in the principal amount of $2.1 million. As a condition to extending the loan, Wells Fargo Bank required that Howard Brill, our president and chief executive officer, in his individual capacity, guarantee the repayment of the loan. In order to secure Mr. Brill’s obligation under the limited recourse guaranty, Wells Fargo required that $2.1 million in cash be deposited into an account with Wells Fargo. Each of Mr. Brill and Charles Gwirtsman, one of our directors, deposited $1,050,000 in cash into a Wells Fargo restricted account to make such amount available to Wells Fargo in accordance with the terms of the guaranty. If the balance in the account at any time exceeds the aggregate outstanding principal balance of the $2.1 million loan, as long as certain events of default under the Credit Agreement have not occurred and are not continuing, Messrs. Brill and Gwirtsman may withdraw funds from the account in an amount up to such excess. In exchange for making the deposits, our subsidiary Global Employment Solutions agreed to compensate Messrs. Brill and Gwirtsman in the following manner: (a) on the date that the deposits were made, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 2.5% of the amount deposited into the Wells Fargo account by each of Messrs. Brill and Gwirtsman, respectively; (b) upon the termination of the guaranty, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 2.5% of the amount deposited into the Wells Fargo account by each of Messrs. Brill and Gwirtsman, respectively; and (c) on each one month anniversary of the date that the deposits were made, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 1.0% (pro rated for any partial month that funds remain in the Wells Fargo account) of the average balance in the Wells Fargo account from each of Messrs. Brill and Gwirtsman, respectively, during such one-month period.
Review, approval or ratification of transactions with related persons
It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with our business interest. This policy is included in our code of conduct. Each director and executive officer is instructed to always inform the chairman of our board of directors and corporate secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. Our board of directors reviews all relevant information, including the amount of all business transactions involving us and any entity with which a director or executive officer is associated, and takes necessary action.

REPORT OF THE
AUDIT COMMITTEE
The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Global under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Global’s board of directors established the audit committee in conjunction with the March 31, 2006 recapitalization. The audit committee currently consists of Richard Goldman, Luci Staller Altman and Charles Gwirtsman, each a non-employee member of our board of directors. Richard Goldman serves as chairman and he qualifies as an audit committee financial expert under SEC rules. Global’s board of directors has adopted a written charter for the audit committee, a copy of which is available on Global’s website at www.gesnetwork.com under “Investor Relations” and “Corporate Governance.” The audit committee has prepared the following report detailing its policies and responsibilities relating to the auditing of Global’s consolidated financial statements.
The audit committee is responsible for providing independent, objective oversight of Global’s accounting functions and internal controls. Management is responsible for Global’s internal controls and financial reporting process. The independent accountants are responsible for performing an audit of Global’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. In this regard, the committee meets separately at most regular committee meetings with management and Global’s outside independent auditors. The committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the committee approves, subject to stockholder ratification, the appointment of Global’s outside independent auditor, and pre-approves all audit and non-audit services to be performed by the independent auditor.
In connection with these responsibilities, the audit committee met with management and the independent accountants and discussed the January 4, 2009 consolidated financial statements. The audit committee also discussed with the independent accountants the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and adopted by the PCAOB. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. In particular, the audit committee considered whether the provision of the services set forth below under “Audit Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of the auditors and determined that no independence issues arose as a result of such services.
Based upon the audit committee’s discussions with management and the independent accountants, and its review of the representations of management and the independent accountants, the audit committee recommended to Global’s board of directors that the January 4, 2009 consolidated financial statements be included in Global’s annual report on Form 10-K for the fiscal year ended January 4, 2009, and be filed with the SEC.
All members of the Audit Committee concur in this report:

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Richard Goldman, Chairman
Luci Staller Altman
Charles Gwirtsman

INDEPENDENT AUDIT FEES AND RELATED MATTERS
Change in Certifying Accountant

Effective May 5, 2009, the Audit Committee approved a resolution to end the engagement of its independent accountants engaged as the principal accountant to audit the Company’s consolidated financial statements, Mayer Hoffman McCann P.C. The Company’s relationship with Mayer Hoffman McCann P.C. ended on May 5, 2009.

The Company retained Mayer Hoffman McCann P.C. as its independent accountants engaged as the principal accountant to audit the Company’s consolidated financial statements on March 31, 2006. Mayer Hoffman McCann P.C.’s report on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion nor a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through May 5, 2009, the date of dismissal, the Company did not have any disagreements with Mayer Hoffman McCann P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

Also effective May 5, 2009, the Audit Committee of the Company’s Board of Directors approved a resolution to retain Ehrhardt Keefe Steiner & Hottman PC as the Company’s new independent accountant engaged as the principal accountant to audit the Company’s consolidated financial statements. During the Company’s two most recent fiscal years and through May 5, 2009, the Company did not consult with Ehrhardt Keefe Steiner & Hottman PC regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the past two fiscal years, Ehrhardt Keefe Steiner & Hottman PC consulted with the Company’s management related to certain calculations and research and disclosures regarding: i) the Company’s quarterly and annual  income tax calculations and disclosures for external financial reporting purposes, ii) assistance in identifying the appropriate sources of technical accounting literature applicable to the Company’s specific transactions or circumstances, iii) certain assumptions and supporting calculations related to the Company’s employee stock options, non-employee warrant derivative liability, and earnings per share , and iv) the Company’s Forms 10-Q and Forms 10-K. During the two most recent fiscal years and through May 5, 2009, the Company has not consulted with Ehrhardt Keefe Steiner & Hottman PC regarding any matter that was either subject to a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

We expect that a representative of Ehrhardt Keefe Steiner & Hottman PC will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so. We do not expect a representative of Mayer Hottman McCann P.C. will be present at the annual meeeting.
Audit Fees
The following fees were incurred for fiscal years 2008 and 2007 for independent audit services.

	2008	2007
Audit Fees (1)	$326,000	$768,000
Audit Related Fees (2)	$13,000	$13,000
Tax Fees (3)	$141,000	$91,000
All Other Fees	$—	$—

(1)
Consists of fees associated with our annual audits, reviews of our quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements on Form S-1 and proxy statements. It also includes fees of $193,000 related to the audit of the Career Blazers acquisition and associated Form 8-K in 2007.

(2)	Consists of fees related to consultation on various transactions during the year and meetings with the audit committee and board of directors.

(3)	Mayer Hoffman McCann P.C. performed tax services for Global during 2008 and 2007, including tax compliance, tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
We have adopted a policy requiring pre-approval by our audit committee of all fees and services of our independent registered public accounting firm, including all audit, audit-related, tax, and other legally-permitted services. Under the policy, a detailed description of each proposed service is submitted to the audit committee jointly by the independent auditors and our chief financial officer, together with a statement from the independent auditors that such services are consistent with the SEC’s rules on auditor independence. The policy permits the audit committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services. The maximum term of any pre-approval is 12 months. Additional pre-approval is required for services not included in the pre-approved categories and for services exceeding pre-approved fee levels. The policy allows the audit committee to delegate its pre-approval authority to one or more of its members provided that a full report of any pre-approval decision is provided to the full audit committee at its next scheduled meeting. Our audit committee pre-approved all audit and permissible non-audit services provided by Mayer Hoffman McCann P.C. during our 2008 and 2007 fiscal years.

GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide Global with copies of all Section 16(a) reports that the insiders file with the SEC. Global believes that, with respect to the 2008 fiscal year, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that: (i) Mr. Brill filed a Form 4 on December 12, 2008 reporting one untimely transaction, and (ii) Mr. Goldman and Ms. Altman each filed a Form 4 on May 1, 2009 reporting one untimely transaction. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% stockholders.
Next Annual Meeting of Stockholders
Notice of any stockholder proposal that is intended to be included in Global’s proxy statement and form of proxy for our next annual meeting of stockholders must be received by Global’s corporate secretary no later than 120 days before the first anniversary of the date of our 2009 proxy, which we intend to mail on or about June 12, 2009. Alternatively, if the date of our 2010 annual meeting of stockholders has been changed by more than 30 days from the date of our 2009 annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy material for the 2010 annual meeting. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notices regarding stockholder proposals must be received by Global at its principal executive offices at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2010 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received at least 45 days before the first anniversary of the mailing of our 2009 proxy, which we intend to mail on or about June 12, 2009, then the proxies designated by our board of directors for the 2010 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies. Alternatively, if the date of our 2010 annual meeting of stockholders has been changed by more than 30 days from the date of our 2009 annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy material for the 2010 annual meeting.
Householding
We will be “householding” our proxy materials. This means that only one copy of this proxy statement, the 2008 annual report to stockholders and the annual report on Form 10-K may have been sent to you and the other stockholders who share your address. Householding is designed to reduce the volume of duplicate information that shareholders receive and reduce Global’s printing and mailing expenses.
If your household has received only one copy of these materials, and you would prefer to receive separate copies of these documents, either now or in the future, please call, email or write to us at (303) 200-1545, dhollenbach@gesnetwork.com, or 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner as described above.
OTHER BUSINESS
We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Global’s common stock will vote thereon in accordance with their best judgment.
ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
Global’s 2008 annual report to stockholders and annual report on Form 10-K for the fiscal year ended January 4, 2009 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to Global Employment Holdings, Inc., 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary. Copies may also be obtained on our website at www.gesnetwork.com under “Investor Relations” and “SEC Filings.”

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
GLOBAL EMPLOYMENT HOLDINGS, INC.
TO BE HELD JULY 22, 2009
The undersigned hereby appoints Howard Brill as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Global Employment Holdings. Inc. (the “Company”) held of record by the undersigned on June 1, 2009, at the annual meeting of stockholders to be held Wednesday, July 22, 2009, or any adjournment or postponement thereof.
1. Election of directors.
                     FOR the election as a director of the four nominees listed below (except as marked to the contrary below). NOMINEES: Howard Brill, Richard Goldman, Charles Gwirtsman, Steven List.
                     WITHHOLD AUTHORITY to vote for the following nominees:
INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent public accountants for the fiscal year ended January 3, 2010.
                     FOR
                     AGAINST
                     WITHHOLD AUTHORITY
3. In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.
It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the election of directors.
The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.
Please indicate whether you will attend the annual meeting of stockholders on July 22, 2009.
I ☐ plan ☐ do not plan to attend the annual meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	Date:

SIGNATURE	Date:

Signature if held jointly
NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.